Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


August 6, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   ENTEST BIOMEDICAL, INC. FKA JB CLOTHING CORP

Dear Sirs:

We were previously the principal auditors for ENTEST BIOMEDICAL, INC. FKA JB CLOTHING CORP and we reported on the financial statements of ENTEST BIOMEDICAL, INC. FKA JB CLOTHING CORP for the period from inception, September 24, 2008 to May 31, 2009. We have read ENTEST BIOMEDICAL, INC. FKA JB CLOTHING CORP's statements under Item 4 of its Form 8-K, dated
August 6, 2009, and we agree with such statements.

For the most recent fiscal period through to August 6, 2009, there have been no disagreements between ENTEST BIOMEDICAL, INC. FKA JB CLOTHING CORP and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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